Exhibit 99.N
Consent of Independent Registered Public Accounting Firm
Prospect Capital Corporation
New York, New York
     We hereby consent to the use in the Prospectus Supplement dated March 24, 2008 constituting a part of this Registration Statement of our reports dated September 27, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Prospect Capital Corporation, which are contained in that Prospectus Supplement.
/s/  BDO Seidman, LLP
New York, New York
March 24, 2008